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                                                                     EXHIBIT 5.1

QUARLES & BRADY LLP

                                                 411 East Wisconsin Avenue
                                                 Milwaukee, Wisconsin 53202-4497
                                                 Tel 414.277.5000
                                                 Fax 414.271.3552
                                                 www.quarles.com

                                                 May 14, 2002

The Manitowoc Company, Inc.
500 South 16th Street
Manitowoc WI 542221-0066

Ladies and Gentlemen:

          We are providing this opinion in connection with the Registration Statement of The Manitowoc Company, Inc. (the "Company") on Form S-3 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to the proposed offering on a delayed basis pursuant to Rule 415 under the Act, together or separately, for an aggregate initial offering price not to exceed $750,000,000, of the Company's
(i) unsecured debt securities (the "Debt Securities"), (ii) related guarantees (the "Gurantees") by various Company subsidiaries (the "Subsidiaries") and/or
(iii) common stock, par value $0.01 per share (together with the common stock purchase rights attached thereto) (the "Common Stock"). The Debt Securities, the Guarantees and the Common Stock are collectively referred to herein as the "Offered Securities."

          We have examined (i) the Registration Statement; (ii) the Company's Restated Articles of Incorporation and By-Laws, as amended to date; (iii) the proposed form of Indenture for Debt Securities (including, as an exhibit, a proposed form of Registered Security thereunder) (the "Indenture"), providing for the issuance of the Debt Securities from time to time in one or more series pursuant to the terms of one or more Securities Resolutions (as defined in the Indenture) creating such series; (iv) corporate proceedings of the Company and, if applicable, the relevant subsidiaries, relating to the Registration Statement, the Indenture and the transactions contemplated thereby; and (v) such other documents, and such matters of law, as we have deemed necessary in order to render this opinion.

          In connection with this opinion, we have assumed that, at or prior to the time of delivery of the Offered Securities, (i) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective under the Act; (ii) a prospectus supplement will have been prepared and filed with the Commission describing the terms of each particular issue of Offered Securities offered and the terms of the offering thereof; (iii) all Offered Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement; (iv) with respect to an offering of Debt Securities and any Guarantees, the Indenture will have been duly qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and will have been duly authorized, executed and delivered by the Company and the Trustee; and (v) as appropriate, a definitive purchase, underwriting or similar agreement with respect to any Offered Securities offered will have been duly authorized, executed and delivered by the Company and the other parties thereto.

          On the basis and subject to the foregoing, we advise you that, in our opinion:

          (1) The Company is a corporation validly existing under the laws of the State of Wisconsin.

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          (2)       When (i) the Registration Statement has become effective
                    under the Act and the Indenture has been duly qualified under the Trust Indenture Act, (ii) the terms of any class or series of Offered Securities have been authorized by appropriate action of the Company and, in the case of any Guarantees, the applicable subsidiaries, (iii) any Debt Securities and Guarantees have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture and the applicable Securities Resolution, and (iv) any such class or series of Offered Securities has been duly issued and sold, and payment has been received for such Offered Securities in the manner contemplated in the Registration Statement and the prospectus supplement relating thereto, then (a) if the Offered Securities are shares of Common Stock, such shares will be validly issued, fully paid and nonassessable, subject to the personal liability which may be imposed on shareholders by Section 180.0622(2)(b) of the Wisconsin Business Corporation Law, as judicially interpreted, for debts owing to employees for services performed, but not exceeding six months service in any one case; (b) if the Offered Securities are Debt Securities, they will be legally issued and will constitute valid and binding obligations of the Company; and (c) if the Offered Securities are Guarantees, they will be legally issued and will constitute valid and binding obligations of the subsidiaries executing them.

          We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Opinions" in the prospectus constituting a part thereof. In giving our consent, we do not admit that we are "experts" within the meaning of Section 11 of the Act, or that we come within the category of persons whose consent is required by
Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                                 Very truly yours,

                                                 /s/ Quarles & Brady LLP

                                                 QUARLES & BRADY LLP

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